Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-65073, 33-06329, 33-116195, 33-126541, and 33-126543 on Form S-8, Registration Statement No. 33-61785 on Form S-8 and S-3 and Registration Statement Nos. 33-113985 and 33-119589 on Form S-3 of our reports dated February 26, 2008, relating to the consolidated financial statements and financial statement schedule of Curtiss-Wright Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standard (SFAS) No. 123(R) Share-Based Payment on January 1, 2006 and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an Amendment of FASB Statements No. 87, 88, 106 and 132(R) as of December 31, 2006 and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 on January 1, 2007) and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Curtiss-Wright Corporation and subsidiaries for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
February 26, 2008